Exhibit 10.35

THE SECURITIES TO BE ISSUED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

SUBSCRIPTION AGREEMENT

(This “Agreement”)

Signing Day Sports, Inc.
8753 E Bell Road #110

Scottsdale, AZ 85260

Ladies and Gentlemen:

Subscription. The undersigned (sometimes referred to herein as the “Investor” or “I” or “me”) hereby subscribes for and agrees to purchase the principal amount of the Notes (as defined below) and accompanying Warrants (as defined below) of Signing Day Sports, Inc., a Delaware corporation (the “Company”) for the purchase price (the “Purchase Price”) set forth on the signature page hereto, on the terms and conditions described herein, in the investor package of which this Agreement forms a part (the “Investor Package”) and in the other exhibits to the Investor Package (collectively, the “Offering Documents”). Terms not defined herein are as defined elsewhere in the Offering Documents. The Company is seeing to raise, through a private placement offering (the “Offering”) of the Notes and Warrants (collectively, along with the shares of Common Stock of the Company, $0.0001 par value per share (“Common Stock”) issuable upon conversion of the Notes and exercise of the Warrants, the “Shares” or “Securities”) pursuant to Rule 506(b) promulgated under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), or Regulation S promulgated under the Securities Act, up to a maximum of $5,000,000 (the “Maximum Offering Amount”), although Boustead Securities, LLC (“Boustead”), the Company’s exclusive financial advisor in connection with the Offering, and the Company, may in its sole discretion accept subscriptions in excess of the Maximum Offering Amount. The minimum amount of investment required from any one subscriber to participate in this Offering is $25,000, however, the Company reserves the right, in its sole discretion, to accept subscriptions in an amount less than this amount. All references to $ means United States dollars. The undersigned acknowledges that the Company has engaged Boustead as its exclusive placement agent in connection with this Offering.

1. Description of Securities; Risk Factors.

a.	Description of Securities. The Company is offering the Securities which consist of (i) 8% convertible unsecured promissory notes in the form set forth on Exhibit D to the Investor Package (the “Notes”) and (ii) warrants (the “Warrants”) in the form of Exhibit E to the Investor Package.

b.	Risks Related to the Investment in the Securities. Investing in the Securities involves a high degree of risk. Before investing, Investors should carefully consider the Business Summary of the Company (Exhibit F to the Investor Package), the Risk Factors related to the Company’s business and the Notes and Warrants (Exhibit G to the Investor Package) and the Company Investor Presentation (Exhibit H to the Investor Package), together with the other information contained in Offering Documents.

2. Purchase.

a.	I hereby agree to tender to Sutter Securities Clearing, LLC (the “Escrow Agent”), (i) by check or wire transfer of immediately available funds (to a bank account and related wire instructions provided in the Investor Package or otherwise provided to me upon my request) made payable to “Sutter Securities Clearing, LLC, as Escrow Agent for Signing Day Sports,” an amount equal to the principal amount of the Note indicated on the signature page hereto, (ii) an executed copy of this Agreement, (ii) an executed copy of the Note; (iii) an executed copy of the Warrant; and (iv) an executed copy of my Investor Representation and Suitability Questionnaire, attached as Exhibit B to the Investor Package. Funds will be held in an escrow account maintained by the Escrow Agent (the “Escrow Account”), as set forth in more detail below pending the initial Closing of the Offering (the “Initial Closing”).

b.	The Offering is for up to $5,000,000 of Securities (the “Maximum Offering Amount”). All subscriptions to purchase Securities will be held in the Escrow Account, which is a non-interest-bearing maintained by the Escrow Agent. The subscriptions will remain in the Escrow Account until the Initial Closing is held, which Initial Closing may occur any time at the discretion of the Company and Boustead regardless of the amount raised by the Initial Closing. Boustead and the Company, in their sole discretion, may accept subscriptions in excess of the Maximum Offering Amount.

c.	The minimum amount of investment required from any one subscriber to participate in this Offering is $25,000, however, the Company reserves the right, in its sole discretion, to accept subscriptions in an amount less than this amount.

d.	This Offering will continue until the earlier of (a) the sale of the Maximum Offering Amount is completed or (b) March 3, 2023, unless such date is extended by the Company and Boustead in their sole discretion (the “Termination Date”). Upon the earlier of a Closing (defined below) on my subscription or completion of the Offering, you will be notified promptly by the Company as to whether my subscription has been accepted by the Company.

3. Acceptance or Rejection of Subscription.

a.	I understand and agree that the Company reserves the right to reject this subscription for the Securities, in whole or in part, for any reason and at any time prior to the Closing (defined below) of my subscription.

b.	If the Company rejects this subscription, my subscription payment will be promptly returned to me without interest or deduction and this Agreement shall be of no force or effect. If my subscription is accepted and the Offering is completed, the subscription funds submitted by me shall be released to the Company.

4. Closing. Closings (each, a “Closing”) of this Offering may occur at any time and from time to time on or before the Termination Date. No minimum amount must be raised in this Offering before an Initial Closing may be held. Potential investors should be aware that there is no assurance that any monies beside their own will be invested in the Company. Upon an Initial Closing all funds will be released from the Escrow Account and paid to the Company, less professional fees and compensation paid to Boustead and syndicate members, if any. Thereafter, additional Closings will be held as funds are received up to the earlier to occur of receipt of the receipt of the Maximum Offering Amount (or increased amount agreed to by the Company and Boustead) or the Termination Date. Boustead and the Company, in their sole discretion, may accept subscriptions in excess of the Maximum Offering Amount. Pending any Closing, all subscription funds will be placed in escrow with the Escrow Agent. The Securities subscribed for herein shall not be deemed issued to or owned by you until a copy of this Agreement has been executed by you and countersigned by the Company and the Closing with respect to such Securities has occurred. Affiliates of the Company or Boustead, including officers, directors and existing stockholders of the Company and representatives of Boustead, may invest in this Offering. In addition, the Company may allow affiliates of the Company, Boustead or other investors to pay the subscription price through the cancellation of indebtedness or other obligations owed to such investors by the Company.

5. Disclosure. I acknowledge receipt of the Offering Documents and represent that I have carefully reviewed and understand the Offering Documents, including all exhibits attached hereto. I have received all information and materials regarding the Company that I have requested. I fully understand that the Company has a limited financial and operating history and that the Securities are speculative investments which involve a high degree of risk, including the potential loss of my entire investment. I fully understand the nature of the risks involved in purchasing the Securities and I am qualified to make such investment based on my knowledge of and experience in investing in securities of this type. I have carefully considered the potential risks relating to the Company and purchase of its Securities and have, in particular, reviewed each of the risks set forth in the Offering Documents. Both my advisors and I have had the opportunity to ask questions of and receive answers from representatives of the Company or persons acting on its behalf concerning the Company and the terms and conditions of a proposed investment in the Company and my advisors and I have also had the opportunity to obtain additional information necessary to verify the accuracy of information furnished about the Company. Accordingly, I have independently evaluated the risks of purchasing the Securities.

6. Investor Representations and Warranties. I acknowledge, represent and warrant to, and agree with, the Company as follows:

a.	I am aware that my investment involves a high degree of risk as disclosed herein and in the other Offering Documents and have carefully read this Agreement and the other Offering Documents, and I understand that by signing this Agreement I am agreeing to be bound by all of the terms and conditions of the Offering Documents.

b.	I acknowledge and am aware that there is no assurance as to the future performance of the Company.

c.	Although the Company has expressed an interest in pursuing an IPO; I acknowledge and am aware that: (i) as market conditions fluctuate, the Company’s plan may change such that an initial public offering is no longer a business objective of the Company; or (ii) the Company may be unable to complete an initial public offering on acceptable commercial terms, if at all; in either of which cases, the Company would be caused to remain privately held and unable to develop a public market for its shares.

d.	I acknowledge that there may be certain adverse tax consequences to me in connection with my purchase of Securities, and the Company has advised me to seek the advice of experts in such areas prior to making this investment.

e.	I am purchasing the Securities for my own account for investment purposes only and not with a view to or for sale in connection with the distribution of the Securities, nor with any present intention of selling or otherwise disposing of all or any part of the foregoing securities. I agree that I must bear the entire economic risk of my investment for an indefinite period of time because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. I hereby authorize the Company to place a restrictive legend on the Securities that are issued to me.

f.	I recognize that the Securities, as an investment, involve a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of my investment. I believe that the investment in the Securities is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company.

g.	I have been given access to full and complete information regarding the Company and have utilized such access to my satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Offering Documents, and I have either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking questions of, and receiving answers from, such officers concerning the terms and conditions of the offering of the Securities and the business and operations of the Company and to obtain any additional information, to the extent reasonably available.

h.	I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. I have not utilized any person as my purchaser representative as defined in Regulation D under the Securities Act in connection with evaluating such merits and risks.

i.	I have relied solely upon my own investigation in deciding to invest in the Company.

j.	I have received no representation or warranty from the Company or any of its officers, directors, employees or agents in respect of my investment in the Company and I have received no information (written or otherwise) from them relating to the Company or its business other than as set forth in the Offering Documents. I am not participating in the offer as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

k.	I have had full opportunity to ask questions and to receive satisfactory answers concerning the Offering and other matters pertaining to my investment and all such questions have been answered to my full satisfaction.

l.	I have been provided an opportunity to obtain any additional information concerning the Offering and the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

m.	I am an “accredited investor” as defined in Section 2(15) of the Securities Act and in Rule 501 promulgated thereunder and have attached the completed Accredited Investor Questionnaire to indicate my “accredited investor” status. I can bear the entire economic risk of the investment in the Securities for an indefinite period of time and I am knowledgeable about and experienced in making investments in the equity securities of non-publicly traded companies, including early stage companies. I am not acting as an underwriter or a conduit for sale to the public or to others of unregistered securities, directly or indirectly, on behalf of the Company or any person with respect to such securities.

n.	I understand that (1) the Securities have not been registered under the Securities Act, or the securities laws of certain states, in reliance on specific exemptions from registration, (2) no securities administrator of any state or the federal government has recommended or endorsed this offering or made any finding or determination relating to the fairness of an investment in the Company, and (3) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of certain exemptions from registration afforded by the Securities Act and certain state securities laws.

o.	I understand that since neither the offer nor sale of the Securities has been registered under the Securities Act or the securities laws of any state, the Securities may not be sold, assigned, pledged or otherwise disposed of unless they are so registered or an exemption from such registration is available.

p.	I have had the opportunity to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment.

q.	If the Investor is a corporation, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an Investor in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

r.	If I am a Non-U.S. Person, as defined in Regulation S promulgated under the Securities Act (“Regulation S”) and am acquiring the Securities under Regulation S, then I acknowledge and agree that I must complete a separate Regulation S Representation Letter (the “Reg S Representation Letter”) that will be provided to me by Boustead and understand and acknowledge that I may not purchase the Securities under Regulation S unless the Company or Boustead determine that I am not eligible to do so. If I purchase the Securities under Regulation S, I acknowledge and agree that I am making all of the representations and warranties contained in this Agreement and in the Reg S Representation Letter except that to the extent I state in the Reg S Representation Letter that I am not an accredited investor then I will be deemed not to have made such representation and warranty about my status as an accredited investor in this Agreement.

s.	If I am a Non-U.S. Person, I hereby represent that I have satisfied myself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within my jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. My subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of my jurisdiction.

t.	The information contained in my Investor Questionnaire, and the Reg S Representation Letter, if applicable, as well as any information which I have furnished to the Company with respect to my financial position and business experience, is true, correct and complete in all respects as of the date of this Agreement and, if there should be any change in such information prior to the Closing of the offering, I will furnish such revised or corrected information to the Company. I hereby acknowledge and am aware that except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription and any agreements made in connection herewith shall survive my death or disability.

7. Placement Agent. The Company has engaged Boustead, a broker-dealer licensed with FINRA, as placement agent for the Offering on a reasonable best-efforts basis. The Company anticipates that Boustead and its sub-agents or syndicate members will be paid at each Closing from the proceeds in the Escrow Account, fees including and not to exceed: a cash commission of seven percent (7%) of the gross Purchase Price paid by investors in the Offering, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds raised in the Offering; and will receive warrants to purchase a number of shares of Common Stock equal to seven percent (7%) of the Common Stock underlying the Securities sold in the Offering to investors, with a term of five (5) years from the relevant Closing Date, and at a per share exercise price equal to the conversion price of the Notes issued to the Subscribers herein (the “Boustead Warrants”). Any sub-agent or syndicate member of Boustead that introduces investors to the Offering will be entitled to share in the cash fees and Boustead Warrants attributable to those investors as described above, pursuant to the terms of an executed sub-agent or selected dealer agreement. The Company will also pay certain expenses of Boustead. Boustead has agreed to waive its success fee and expense allowance for any Company introduced investors who invest in the Offering and in consideration of such waiver Boustead will receive a number of shares of common stock of the Company that is equal to eight percent (8%) of the number of shares of common stock issuable to the Company introduced investors upon conversion of their Notes and exercise of their Warrants. Further, Boustead has agreed to defer fifty percent (50%) of its total success fee and fifty percent (50%) of its expense allowance for any other investors who invest in the Offering until the closing of the IPO.

8. Representations and Warranties of the Company. When used in this Section 8, unless the context indicates otherwise, all references to the “Company” also mean and include the direct and indirect subsidiaries of the Company. The Company hereby represents and warrants to the Subscriber, as of the date hereof and on each Closing Date, other than as set forth below with respect to representations and warranties that are given solely as of a specific date, as follows:

a.	Organization and Qualification. The Company and each of its subsidiaries, if any, is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the assets, business, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

b.	Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and each of the Offering Documents and to issue the Securities in accordance with the terms hereof, (ii) the execution and delivery by the Company of each of the Offering Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities have been, or will be at the time of execution of such Offering Document, duly authorized by the Company’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Offering Document, required by the Company, its respective Board of Directors or its stockholders, (iii) each of the Offering Documents will be duly executed and delivered by the Company, (iv) the Offering Documents when executed and delivered by the Company and each other party thereto will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

c.	Capitalization. Immediately prior to the Initial Closing, the authorized equity capital of the Company consists of 150,000,000 shares of Common Stock, $0.0001 par value per share (the “Common Stock”) of which a total of 40,430,724 shares of Common Stock are issued and outstanding. The Company has 3,750,000 shares of Common Stock reserved for issuance under the Signing Day Sports, Inc. 2022 Equity Incentive Plan (the “Plan”). The Company has granted stock options to purchase a total of 1,385,000 shares of Common Stock, some of which may no longer be outstanding. The Company has no other shares of Common Stock reserved under any other equity incentive or similar plans. In addition, the Company has issued (i) 6% convertible unsecured promissory notes outstanding in the aggregate principal amount of $6,305,000, unsecured 8% convertible promissory notes outstanding in the aggregate principal amount of $1,200,000, and investor warrants issued to the holders of the 8% convertible unsecured promissory notes. The Company has also entered into certain service provider agreements pursuant to which it will issue the shares of common stock equal to the number of shares derived by dividing $53,500 by the price per share in its initial public offering if completed by November 15, 2023, and if its initial public offering is not completed by November 15, 2023, the amount derived by dividing $53,500 by the Fair Market Value, as defined by such service provider agreements, of the Common Stock of the Company on November 15, 2023. Except as aforesaid, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. All of the outstanding shares of Common Stock of the Company and all of the share capital of each of the Company’s subsidiaries have been or will be, as of the Initial Closing, duly authorized, validly issued and are fully paid and nonassessable. At the Initial Closing, (i) no shares of capital stock of the Company or any of its subsidiaries will be subject to preemptive rights or any other similar rights (other than holders of the 6% convertible unsecured promissory notes which have rights of participation) or any liens or encumbrances suffered or permitted by the Company; (ii) there will be no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act except for those provided to the holders of the 6% convertible unsecured promissory notes, 8% convertible unsecured promissory notes, and investor warrants issued to the holders of the 8% convertible unsecured promissory notes, and (iii) there are no securities or instruments of the Company or any of its subsidiaries containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Securities as described in this Agreement. Upon request, the Company will make available to the Investor true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as amended as in effect on the date hereof (the “By-laws”), and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to officers, directors, employees and consultants.

d.	Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

e.	Issuance of Securities. The Securities are duly authorized and the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrants, upon issuance in accordance with the terms hereof and the Note and the Warrant, shall be duly issued, fully paid and nonassessable, and will be free and clear of all taxes, liens and charges with respect to the issue thereof.

f.	No Conflicts. The execution, delivery and performance of each of the Offering Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or the By-laws (or equivalent constitutive document) of the Company or any of its subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any subsidiary is a party, except for those which would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected except for those which could not reasonably be expected to have a Material Adverse Effect. Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under its constitutive documents. Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any subsidiary. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any law, ordinance, or regulation of any governmental entity, except for any violation which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Offering Documents in accordance with the terms hereof or thereof. Neither the execution and delivery by the Company of the Offering Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their assets is subject, except for any notice, consent or waiver the absence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or thereby. All consents, authorizations, orders, filings and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding two sentences have been or will be obtained or effected on or prior to the Closing.

g.	Absence of Litigation. There is no action, suit, claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation before or by any court, public board, governmental or administrative agency, self-regulatory organization, arbitrator, regulatory authority, stock market, stock exchange or trading facility (an “Action”) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement or any of the other Offering Documents, or (ii) reasonably be expected to have a Material Adverse Effect.

h.	Acknowledgment Regarding Subscriber’s Purchase of the Securities. The Company acknowledges and agrees that each Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to the Offering Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Subscriber is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Offering Documents and the transactions contemplated hereby and thereby and any advice given by such Subscriber or any of their respective representatives or agents in connection with the Offering Documents and the transactions contemplated hereby and thereby is merely incidental to such Subscriber’s purchase of the Securities.

i.	No General Solicitation. Neither the Company, nor any of its “affiliates” (as defined in Rule 144 under the Securities Act), nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

j.	No Integrated Offering. Neither the Company, nor any of its affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

k.	Employee Relations. Neither the Company nor any subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any subsidiary is party to any collective bargaining agreement. The Company’s and/or its subsidiaries’ employees are not members of any union, and the Company believes that its and its subsidiaries’ relationship with their respective employees is good.

l.	Permits. The Company and its subsidiaries have all authorizations, approvals, clearances, licenses, permits, certificates or exemptions issued by any regulatory authority or governmental agency (collectively, “Permits”) required to conduct their respective businesses as currently conducted except to the extent that the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. The Company or its subsidiaries have fulfilled and performed in all material respects their obligations under each Permit, and, as of the date hereof, to the knowledge of the Company, no event has occurred or condition or state of facts exists which would constitute a breach or default or would cause revocation or termination of any such Permit except to the extent that such breach, default, revocation or termination would not have a Material Adverse Effect.

m.	Title. Each of the Company and its subsidiaries has good and marketable title to all of its real and personal property and assets, free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. With respect to properties and assets it leases, each of the Company and its subsidiaries is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would reasonably be expected to have a Material Adverse Effect.

n.	Rights of First Refusal. Except for participation rights of the holders of the Company’s outstanding convertible notes, the Company is not obligated to offer the Securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

o.	Brokers’ Fees. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of fees to Boustead as described above.

p.	Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any subsidiary and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the Financial Statements and is not so disclosed or that otherwise would reasonably be expected to have a Material Adverse Effect.

q.	Investment Company. The Company is not required to be registered as, and is not an affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

r.	Patents and Trademarks. The Company and its subsidiaries, if any, have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Investor Package and which the failure to so have could reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

s.	Financial Statements. Attached to the Investor Package as Exhibit I are the Company’s audited financial statements (including consolidated balance sheet as of December 31, 2021 (the “Balance Sheet Date”), consolidated statements of operations for the year ended December 31, 2021, consolidated statement of stockholders’ and members’ equity (deficit) for the year ended December 31, 2021, and notes thereto) (the “Financial Statements”). The Financial Statements have been compiled by management and have not been reviewed or audited by any independent auditing firm. To the knowledge of the Company, the Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

t.	Investor Package; Disclosure. The Company has made available to each Investor the Investor Package. As of the date set forth on the Investor Package, the Investor Package did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has made available to you all the information reasonably available to the Company that you have requested for deciding whether to acquire the Securities. No representation or warranty of the Company contained in this Agreement and no certificate furnished or to be furnished to you at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

u.	Material Changes. Since the Balance Sheet Date, except as specifically disclosed in the Investor Package, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not altered its method of accounting or the identity of its auditors, except as disclosed in the Investor Package, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans or agreements or agreements on the same terms agreed to by an investor other than an officer, director or Affiliate.

v.	Reliance. The Company acknowledges that the Purchaser is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Purchaser purchasing the Securities. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Purchaser would not enter into this Agreement.

9. Other Covenants and Agreements of the Parties.

a.	Indemnification.

I hereby agree to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents, advisors and counsel, and Boustead and its officers, directors, shareholders, employees, agents, advisors and counsel, against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses, including reasonable attorneys’ fees) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained in this Agreement or my Investor Questionnaire, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein or therein.

b.	Piggyback Registration Rights.

1. The Company shall give the Investor at least 30 days’ prior written notice of each filing by the Company of a registration statement (other than a registration statement on Form S-4 or Form S-8 or on any successor forms thereto or a registration statement relating to the Company’s initial public offering) (each, a “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). If requested by the Investor in writing within 20 days after receipt of any such notice, the Company shall, at the Company’s sole expense (other than the underwriting discounts, if any, payable in respect of the securities sold by an Investor), register all or, at Investor’s option, any portion of the Shares concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Shares through the securities exchange, if any, on which the Common Stock is being sold or on the over-the-counter market, and will use its reasonable best efforts through its officers, directors, auditors, and counsel to cause such Registration Statement to become effective as promptly as practicable. If the managing underwriter of any such offering shall determine and advise the Company that, in its opinion, the distribution of all or a portion of the Shares requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company then the Company will include in such registration first, the securities that the Company proposes to sell and second, the Shares requested to be included in such registration, to the extent permitted by the managing underwriter.

2. In the event of a registration pursuant to these provisions, the Company shall use its reasonable best efforts to cause the Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Investor may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this section in which it is not otherwise required to qualify to do business.

3. The Company shall keep effective any registration or qualification contemplated by this section and shall from time to time amend or supplement each applicable Registration Statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Investor to complete the offer and sale of the Shares covered thereby.

4. In the event of a registration pursuant to the provisions of this section, the Company shall furnish to the Investor such reasonable number of copies of the Registration Statement and of each amendment and supplement thereto (in each case, including all exhibits), of each prospectus contained in such Registration Statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as the Investor may reasonably request to facilitate the disposition of the Shares included in such registration.

5. The Company shall notify the Investors promptly when such Registration Statement has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed.

6. The Company shall advise the Investors promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement, or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

7. The Company shall promptly notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Investor prepare and furnish to it such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. The Investor shall suspend all sales of the Shares upon receipt of such notice from the Company and shall not re-commence sales until they receive copies of any necessary amendment or supplement to such prospectus, which shall be delivered to the Investor within 30 days of the date of such notice from the Company.

8. If requested by the underwriter for any underwritten offering of Shares, the Company and the Investor will enter into an underwriting agreement with such underwriter for such offering, which shall be reasonably satisfactory in substance and form to the Company, the Company’s counsel and the Investor’s counsel, and the underwriter, and such agreement shall contain such representations and warranties by the Company and the Investor and such other terms and provisions as are customarily contained in an underwriting agreement with respect to secondary distributions solely by selling stockholders, including, without limitation, indemnities substantially to the effect and to the extent provided below.

9. The Company agrees that until all the Shares have been sold under a Registration Statement or pursuant to Rule 144 promulgated under the Securities Act, it shall use its reasonable best efforts to keep current in filing all reports, statements and other materials required to be filed with the Commission to permit the Investor to sell the Shares under Rule 144.

10. The Company and its successors and assigns shall indemnify and hold harmless Investor, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of Investor, each individual or entity who controls Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, a “Investor Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based upon information regarding Investor furnished to the Company by such party for use therein. The Company shall notify Investor promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

11. Investor and its successors and assigns shall indemnify and hold harmless the Company, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of the Company, each individual or entity who controls the company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, a “Company Indemnified Party” with each Investor Indemnified Party and Company Indemnified Party being referred to as an “Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, but only to the extent that such untrue statements or omissions are based upon information regarding Investor furnished to the Company by such party for use therein. Investor shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Agreement of which Investor is aware.

12. If the indemnification under Section 9(b)(11) or Section 9(b)(12), as applicable, is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then the party responsible for indemnifying the Indemnified Party (the “Indemnifying Party”) shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Indemnifying Party or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 9(b)(11) or Section 9(b)(12), as applicable, was available to such party in accordance with its terms. It is agreed that it would not be just and equitable if contribution pursuant to Section 9(b)(12) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence.

c.	Lock-Up.

In connection with this Offering, the Investor agrees to the following lock-up agreement with respect to the Securities, including the shares of Common Stock underlying the Securities:

1. From and after the date hereof and until the 180th day after the date the Company’s common stock is first listed for trading on a national securities exchange (such first trading day, the “Lock-Up Trigger Date”), the Investor agrees not to sell, transfer or otherwise dispose of the Securities.

2. Between the 181st and 270th day after the Lock-Up Trigger Date, the Investor agrees not to sell, transfer or otherwise dispose of more than one-third of the Shares, subject to a maximum sale on any trading day of 3% of the daily volume.

3. Between the 271st and 365th day after the Lock-Up Trigger Date, the Investor agrees not to sell, transfer or otherwise dispose of more than one-third of the Shares, subject to a maximum sale on any trading day of 3% of the daily volume.

4. After the 365th day after the Lock-Up Trigger Date, the Investor will be entitled to sell the remaining Shares purchased hereunder without contractual restriction, but subject to any restrictions arising under applicable law, including the Securities Act.

5. Notwithstanding the above, commencing 90 days after the Lock-Up Trigger Date, if the price per share of the Company’s common stock is at least 50% higher than the IPO Price (as defined below) per share and trades at least 100,000 shares daily, both for ten (10) consecutive trading days, the Investor may sell one-third of its shares subject to a maximum sale on any trading day of 3% of the daily volume; and if the Company’s common share price is at least 100% higher than the IPO Price per share and trades at least 100,000 shares daily, both for ten (10) consecutive trading days, the Investor may sell up to an additional one-third of its shares subject to a maximum sale on any trading day of 3% of the daily volume; and if the Company common share price is at least 150% higher than the IPO Price per share and trades at least 100,000 shares daily, both for ten (10) consecutive trading days, the Investor may sell an additional one-third constituting a maximum total of all of its shares subject to a maximum sale on any trading day of 3% of the daily volume. For purpose of this term, the “IPO Price” shall mean the price the Company’s common shares are first sold to the public pursuant to an underwritten registered offering resulting in a listing of its common shares on the NASDAQ Stock Market or another national stock exchange.

6. In connection with the foregoing lockup, the Investor agrees that the Company may direct the Company’s transfer agent to issue the Shares in certificated form and deposit the same in an escrow account with an escrow agent to be selected by the Company and Boustead. The escrow account would be governed by an escrow agreement among the Company such escrow agent and Boustead. The Shares would remain in the escrow account as and to the extent that they are locked up hereunder.

10. Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

11. Choice of Law and Jurisdiction. This Agreement shall be governed by the laws of the State of Delaware as applied to contracts entered into and to be performed entirely within the State of Delaware. Any action arising out of this Agreement shall be brought exclusively in a court of competent jurisdiction in Maricopa County, Arizona, and the parties each irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

12. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARM’S-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN. ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER.

13. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14. Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto. Boustead is an intended third party beneficiary of this Agreement, including the representations and warranties made by both the Company and the Investor herein and the indemnification provided by the Investor herein and may directly enforce this Agreement and its rights hereunder.

15. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addresses in person, by Federal Express or similar courier delivery, as follows:

Investor:	At the address designated on the signature page of this Agreement.

The Company:	Daniel Nelson Chief Executive Officer Signing Day Sports, Inc. 8753 E Bell Road #110 Scottsdale, AZ 85260

or to such other address as any of them, by notice to the others may designate from time to time. The transmission confirmation receipt from the sender’s facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

16. Entire Agreement. This Agreement and the other Offering Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed, waived, discharged, or terminated orally but, rather, only by a statement in writing signed by the Company and the holder or by the Company and holders of a majority in principal amount of outstanding Notes.

17. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Agreement.

18. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein shall survive the delivery of, and the payment for, the Securities.

19. Acceptance of Subscription. The Company may reject this Agreement at any time, or accept this Agreement at any time for all or any portion of the Securities subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.

RESIDENTS OF ALL STATES: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SALES IN FLORIDA: THE SECURITIES OFFERED HEREBY WILL BE SOLD, AND ACQUIRED, IN A TRANSACTION EXEMPT UNDER SECTION 517.061(11) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. PURSUANT TO SECTION 517.061(11) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, WHEN SALES ARE MADE TO FIVE (5) OR MORE PERSONS IN THE STATE OF FLORIDA, ANY SALE IN THE STATE OF FLORIDA MADE PURSUANT TO SECTION 517.061(11) OF SUCH ACT IS VOIDABLE BY THE PURCHASER IN SUCH SALE (WITHOUT INCURRING ANY LIABILITY TO THE COMPANY OR TO ANY OTHER PERSON OR ENTITY) EITHER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. TO VOID HIS OR HER PURCHASE, THE PURCHASER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS INDICATED HEREIN. ANY SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THREE (3) DAY PERIOD. IT IS PRUDENT TO SEND ANY SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ASSURE THAT IT IS RECEIVED AND ALSO TO HAVE EVIDENCE OF THE TIME THAT IT WAS MAILED. SHOULD A PURCHASER MAKE THIS REQUEST ORALLY, THAT PURCHASER MUST ASK FOR WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED. IF NOTICE IS NOT RECEIVED WITHIN THE TIME LIMIT SPECIFIED HEREIN, THE FOREGOING RIGHT TO VOID THE PURCHASE SHALL BE NULL AND VOID.

(Remainder of Page left intentionally blank.)

THE AGGREGATE AMOUNT SUBSCRIBED FOR HEREBY IS:

$__________ principal amount of Notes

Manner in Which Title is to be Held. (check one)

—	Individual Ownership	— Community Property
—	Joint Tenant with Right of Survivorship (both parties must sign)
—	Partnership	— Tenants in common
—	Corporation or Trust	— IRA or Keogh
—	Other (please indicate)

INDIVIDUAL INVESTORS		ENTITY INVESTORS

Name of entity, if any

Signature (Individual)		By:

*Signature

Its:

Signature	(Joint)	Title:
(all record holders must sign)

Name(s) Typed or Printed		Name Typed or Printed

Address to Which Correspondence Should be Directed		Address to Which Correspondence Should be Directed

City, State and Zip Code		City, State and Zip Code

Email Address for Notification		Email Address for Notification

Name(s) Typed or Tax Identification or Social Security Number		Name(s) Typed or Tax Identification or Social Security Number

*	If Securities are being subscribed for by any entity, the Certificate of Signatory on the next page must also be completed

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms on _____ day of _________________, 202__.

Signing Day Sports, Inc.

Dated:	By:
Name:
Its:

CERTIFICATE OF SIGNATORY

(To be completed if Securities are being subscribed for by an entity)

I, _____________________________, the _____________________________________
(name of signatory)	(title)

Of ______________________________________________(“Entity”), a _____________________________
(name of entity)	(type of entity)

Organized under the laws of _______________, hereby certify that I am empowered and duly authorized by the Entity to execute the Subscription Agreement and to purchase the Securities, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ______ day of ___________, 202__.

(Signature)